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                                                                    EX-99.(j)(A)

            Consent of Independent Registered Public Accounting Firm

The Board of Trustees of Wells Fargo Funds Trust:

We consent to the use of our reports for the CoreBuilder Shares Series G and CoreBuilder Shares Series M, two funds of Wells Fargo Funds Trust, dated February 23, 2009, incorporated herein by reference, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the statements of additional information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
April 30, 2009